Exhibit 99.1

indie Semiconductor Achieves Record Q4 and 2022 Results

•Posts Q4 Revenue of $33.0M, up 74% Year-over-Year and 10% sequentially
•Expands Q4 Non-GAAP Gross Margin to 52.2%, up 590 Basis Points Year-over-Year and 180 Basis Points Sequentially
•Delivers $110.8M in 2022 Revenue, up 129% Year-over-Year
•Broadens Design Win Pipeline Across ADAS, User Experience and EV Applications
•Forecasts a $160M Q1 Annualized Revenue Run-rate and Profitability by 2H 2023

ALISO VIEJO, Calif. – February 16, 2023 – indie Semiconductor, Inc. (Nasdaq: INDI), an Autotech solutions innovator, today announced fourth quarter and year end results for the period ended December 31, 2022. Fourth quarter revenue was up 74 percent from the same period a year ago and 10 percent sequentially to a record $33.0 million, slightly ahead of consensus estimates. Non-GAAP gross margin expanded 590 basis points year-over-year and 180 basis points sequentially to 52.2 percent, better than indie’s 51 percent guidance for the quarter. On a GAAP basis, fourth quarter 2022 operating loss was $28.0 million compared to $26.9 million a year ago. Non-GAAP operating loss for the fourth quarter of 2022 was $15.1 million, in line with guidance and versus $12.7 million during the same period last year, reflecting deeper R&D, sales and marketing investments.

Full year 2022 revenue was up 129 percent year-over-year to a record $110.8 million with non-GAAP gross margin expanding to 49.9 percent, a 620 basis point improvement over the prior year.

“indie capped off another solid growth year with record revenue and non-GAAP gross margin performance in the fourth quarter driven by increasing global demand for our highly innovative Autotech portfolio,” said Donald McClymont, indie’s co-founder and chief executive officer. “In fact, for the second consecutive year we more than doubled our top line on an annual basis, reflecting the strength of our Tier 1 and automotive OEM relationships underpinned by crisp operational execution. Entering 2023, we are ramping new programs and gaining design win momentum across ADAS, user experience and electrification applications. Our significant R&D investments coupled with targeted acquisitions are positioning indie to once again materially outpace our peers in 2023 and to capitalize on the $30 billion Autotech market opportunity.”

Business Highlights

•Launched ground-breaking automotive controller portfolio for exterior lighting applications
•Entered partnership with Seeing Machines targeting driver and vehicle occupant monitoring solutions
•Ramped user experience portfolio across leading North American automotive OEMs
•Exceeded 200 million cumulative shipments
•Demonstrated innovative power delivery, wireless charging, lighting and ADAS solutions at CES, including Surya™ coherent LiDAR SoC
•Captured motor controller designs for electric vehicle battery cooling systems
•Closed convertible notes offering of $160 million in support of acquisition plans and commenced $50 million share / warrant repurchase program

Q1 2023 Outlook

We provide guidance on a non-GAAP basis only because certain information necessary to reconcile such results and guidance to GAAP is difficult to estimate and dependent on future events outside of our control and, therefore, is not available without unreasonable efforts. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.

“Based on the depth of our design win pipeline, new program ramps and the planned addition of GEO Semiconductor later this quarter, we expect accelerating sales growth throughout 2023,” said Thomas Schiller, indie’s chief financial officer and executive vice president of strategy. “Specifically, for the first quarter of 2023, we plan to scale to a $160 million annualized revenue run-rate, including a stub portion of GEO revenue, with non-GAAP gross margin in the 52 percent range. Further, we believe the combination of indie’s top line trajectory, gross margin expansion and operating expense leverage will yield profitability in the back half of this year.”

indie’s Q4 2022 Conference Call

indie Semiconductor will host a conference call with analysts to discuss its fourth quarter and 2022 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please go to the Financials tab on the Investors page of indie’s website. To listen to the conference call via telephone, please call (877)-451-6152 (domestic) or (201)-389-0879 (international), Conference ID: 13735167.

A replay of the conference call will be available beginning at 9:00 p.m. Eastern time on February 16, 2023 until 11:59 p.m. Eastern time on March 2, 2023 under the Financials tab on the Investors page of indie’s website, or by calling (844) 512-2921 (domestic) or (412) 317-6671 (international), Replay Pin Number: 13735167.

About indie

indie is empowering the Autotech revolution with next-generation automotive semiconductors and software platforms. We focus on edge sensors spanning multiple modalities, including LiDAR, radar, ultrasound and computer vision for Advanced Driver Assistance Systems (ADAS), user experience and electrification applications. These technologies represent the core underpinnings of both electric and autonomous vehicles while our advanced user interfaces enabled by our mixed-signal SoCs transform the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. We are an approved vendor to Tier 1 partners and our solutions can be found in marquee automotive OEMs around the world. Headquartered in Aliso Viejo, CA, indie has design centers and sales offices in Austin, TX; Boston, MA; Detroit, MI; San Francisco and San Jose, CA; Córdoba, Argentina; Budapest, Hungary; Dresden, Munich and Nuremburg, Germany; Cambridge, England; Edinburgh, Scotland; Rabat, Morocco; Haifa and Tel Aviv, Israel; Quebec City, Canada; Tokyo, Japan; Seoul, South Korea and several locations throughout China.

Please visit us at www.indiesemi.com to learn more.

Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including expectations regarding our guidance for top line growth and non-GAAP gross margin, our expectations regarding the time to close and future benefits of our planned acquisition of GEO Semiconductor, our belief that we are on track to reach profitability in the second half of 2023, and our ability to gain design win momentum across ADAS, user experience and electrification applications and capitalize on the growing $30 billion Autotech serviceable market. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. The preliminary unaudited financial results for our fourth quarter and year ended December 31, 2022 included in this press release represent the most current information available to management. Our actual results when disclosed in the Form 10-K may differ from these preliminary results due to the completion of our financial audit. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 11, 2022 and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets; the impact of the COVID-19 pandemic; the impact of Russia’s invasion of Ukraine; our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity; competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; the impact of GEO Semiconductor and any other acquisitions we may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; trade restrictions and trade tensions; and political or economic instability in our target markets. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

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#indieSemi_Earnings

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Revenue:
Product revenue	$26,494	$16,326	$89,457	$43,796
Contract revenue	6,533	2,635	21,340	4,616
Total revenue	33,027	18,961	110,797	48,412
Operating expenses:
Cost of goods sold	16,216	11,606	60,556	28,703
Research and development	32,235	20,911	120,430	58,117
Selling, general, and administrative	12,536	13,369	47,939	36,384
Total operating expenses	60,987	45,886	228,925	123,204
Loss from operations	(27,960)	(26,925)	(118,128)	(74,792)
Other income (expense), net:
Interest income	1,747	13	2,567	49
Interest expense	(1,201)	(64)	(1,692)	(1,239)
Gain from change in fair value of SAFEs	—	—	—	21,600
Gain (loss) from change in fair value of warrants	6,474	3,025	55,069	(26,060)
Loss from change in fair value of earn-out liabilities	—	(11,201)	—	(38,758)
Gain (loss) from change in fair value of contingent considerations	(1,482)	40	2,064	(80)
Gain from extinguishment of debt	—	—	—	304
Other income (expense)	(110)	956	(107)	42
Total other income (expense), net	5,428	(7,231)	57,901	(44,142)
Net loss before income taxes	(22,532)	(34,156)	(60,227)	(118,934)
Income tax benefit	275	361	940	327
Net loss	(22,257)	(33,795)	(59,287)	(118,607)
Less: Net loss attributable to noncontrolling interest	(4,019)	(8,436)	(10,041)	(30,563)
Net loss attributable to indie Semiconductor, Inc.	$(18,238)	$(25,359)	$(49,246)	$(88,044)

Net loss attributable to common shares — basic	$(18,238)	$(25,359)	$(49,246)	$(88,044)
Net loss attributable to common shares — diluted	$(18,238)	$(28,384)	$(49,246)	$(88,044)

Net loss per share attributable to common shares — basic	$(0.15)	$(0.25)	$(0.42)	$(1.26)
Net loss per share attributable to common shares — diluted	$(0.15)	$(0.27)	$(0.42)	$(1.26)

Weighted average common shares outstanding — basic	125,762,839	103,319,022	118,660,785	70,012,112
Weighted average common shares outstanding — diluted	125,762,839	106,194,213	118,660,785	70,012,112

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$321,629	$219,081
Restricted cash	250	383
Accounts receivable, net	26,441	13,842
Inventory, net	13,256	9,080
Prepaid expenses and other current assets	12,462	5,648
Total current assets	374,038	248,034
Property and equipment, net	15,808	11,090
Intangible assets, net	61,254	96,285
Goodwill	135,710	115,206
Operating lease right-of-use assets	12,055	—
Other assets and deposits	2,021	270
Total assets	$600,886	$470,885

Liabilities and stockholders' equity
Accounts payable	$14,186	$5,441
Accrued payroll liabilities	11,271	4,021
Accrued expenses and other current liabilities	11,079	14,622
Intangible asset contract liability	9,377	5,516
Deferred revenue	1,739	1,840
Current debt obligations	11,822	2,275
Total current liabilities	59,474	33,715
Long-term debt, net of current portion	159,577	5,618
Warrant liability	45,398	100,467
Intangible asset contract liability, net of current portion	4,177	12,452
Deferred tax liabilities, non-current	11,687	21,164
Operating lease liability, non-current	10,115	—
Other long-term liabilities	3,105	5,612
Total liabilities	293,533	179,028

Stockholders' equity
Preferred stock	—	—
Class A common stock	13	11
Class V common stock	3	3
Additional paid-in capital	567,971	514,891
Accumulated deficit	(249,662)	(200,416)
Accumulated other comprehensive loss	(11,612)	(1,443)
indie's stockholders' equity	306,713	313,046
Noncontrolling interest	640	(21,189)
Total stockholders' equity	307,353	291,857
Total liabilities and stockholders' equity	$600,886	$470,885

INDIE SEMICONDUCTOR, INC.
RECONCILIATION OF PRELIMINARY NON-GAAP MEASURES TO GAAP
(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

The reconciliations of our preliminary GAAP to non-GAAP measures are as follows (in thousands, except share and per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Computation of non-GAAP gross margin:
GAAP revenue	$33,027	$18,961	$110,797	$48,412
GAAP cost of goods sold	16,216	11,606	60,556	28,703
Acquisition-related expenses	(355)	(1,431)	(4,912)	(1,431)
Share-based compensation	(67)	—	(148)	—
Non-GAAP gross profit	$17,233	$8,786	$55,301	$21,140
Non-GAAP gross margin	52.2%	46.3%	49.9%	43.7%

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Computation of non-GAAP operating loss:
GAAP loss from operations	$(27,960)	$(26,925)	$(118,128)	$(74,792)
Acquisition-related expenses	2,746	6,544	12,800	11,544
Share-based compensation	10,145	7,705	40,990	21,890
Non-GAAP operating loss	$(15,069)	$(12,676)	$(64,338)	$(41,358)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Computation of non-GAAP net loss:
GAAP Net loss	$(22,257)	$(33,795)	$(59,287)	$(118,607)
Acquisition-related expenses	2,746	6,544	12,800	11,544
Share-based compensation	10,145	7,705	40,990	21,890
Gain from change in fair value of SAFEs	—	—	—	(21,600)
(Gain) loss from change in fair value of warrants	(6,474)	(3,025)	(55,069)	26,060
Loss from change in fair value of earn-out liabilities	—	11,201	—	38,758
(Gain) loss from change in fair value of contingent considerations	1,482	(40)	(2,064)	80
Gain from extinguishment of debt	—	—	—	(304)
Other expense	—	(956)	—	(42)
Non-cash interest expense	191	1	417	198
Income taxes benefit	(275)	(361)	(940)	(327)
Non-GAAP net loss	$(14,442)	$(12,726)	$(63,153)	$(42,350)

As of December 31, 2022
Computation of non-GAAP share count:
Issued and outstanding Class A common stock	126,824,465
Escrow Shares	1,725,000
TeraXion Unexercised Options	1,214,044
ADK Minority Holders interests	21,381,476
Non-GAAP share count	151,144,985

Non-GAAP net loss	$(14,442)
Non-GAAP net loss per share	$(0.10)

Discussion Regarding the Use of Non-GAAP Financial Measures

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating loss, (iii) non-GAAP net income (loss), (iv) non-GAAP share count and (v) non-GAAP net loss per share. As set forth in the tables above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management may use these non-GAAP financial measures to, amongst other things, evaluate operating performance and compare it against past periods or against peer companies, make operating decisions, forecast for future periods and to determine payments under compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or improve management’s ability to forecast future periods.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We further believe these non-GAAP financial measures allow investors to assess the overall financial performance of our ongoing operations by eliminating the impact of (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense, amortization of acquisition-related intangibles and certain license rights, and expenses recognized in relation to changes in contingent consideration obligations), (ii) gains or losses recognized in relation to changes in the fair value of the simple agreements for future equity (“SAFEs”), warrants and contingent considerations issued by indie, and unrealized gains or losses from currency hedging contracts (iii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (iv) share-based compensation, (v) gains and losses from extinguishment of debt, and (vi) income tax benefit (expenses). We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We do not report a GAAP measure of gross profit or gross margin because certain costs related to contract revenues are expensed as incurred and included in research and development expenses, and not in cost of sales, as it is not practicable for us to bifurcate these expenses. We derive and reconcile non-GAAP gross profit from the most relevant GAAP financial measures by subtracting GAAP cost of sales, adjusted for acquisition-related expenses and share-based compensation, from GAAP revenue. We calculate non-GAAP operating income (loss) by excluding from GAAP operating income (loss), any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense, amortization of acquisition-related intangibles and expenses recognized in relation to changes in contingent consideration obligations) and share-based compensation. We calculate non-GAAP net income (loss) by excluding from GAAP net income (loss), any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense, and amortization of acquisition-related intangibles and certain license rights, and expenses recognized in relation to changes in contingent consideration obligations), (ii) gains or losses recognized in relation to change in the fair value of the simple agreements for future equity (“SAFEs”), warrants and contingent considerations issued by indie, (iii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (iv) share-based compensation, (v) gains and losses from the extinguishment of debt, and (vi) income tax benefit (expense). We calculate non-GAAP share count by adding to GAAP common shares issued and outstanding: (i) Escrow Shares, (ii) ADK Minority Holders interest, which represents all shares issuable to vested minority equity interests held in Ay Dee Kay LLC upon exchange for indie Class A shares as described in the Form 10-Q and (iii) vested but unexercised options issued as part of the TeraXion acquisition. Non-GAAP net income (loss) per share is calculated by non-GAAP income (loss) divided by non-GAAP share count.

We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Acquisition-related expenses - including such items as, when applicable, amortization of acquired intangible assets and certain license rights, fair value charges incurred upon the sale of acquired inventory, and acquisition-related professional fees and legal expenses because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges do not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Share-based compensation - related to the non-cash compensation expense associated with equity awards granted to our employees. These expenses are not considered by management in making operating decisions and such expenses do not have a direct correlation to our future business operations.

Gain (loss) from change in fair values - because these adjustments (1) are not considered by management in making operating decisions, (2) are not directly controlled by management, (3) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (4) cannot make comparisons between peer company performance less reliable.

Non-cash interest expense - related to the amortization of debt discounts, warrants, and issuance costs because (1) these expenses are not considered by management in making decision with respect to financing decisions, and (2) these generally reflect non-cash costs.

Gain from extinguishment of debt - related to the gain from the PPP loan forgiveness and partially offset by the one-time debt termination fees and the acceleration of unamortized debt discounts and issuance costs as a result of the payoff of debt obligations. This net gain is not reflective of management’s operation decisions and are not expected to recur.

Income tax benefit (expense) - related to the estimated income tax benefit (expense) that does not result in a current period tax refunds (payments).

The non-GAAP financial measures presented should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

To the extent our disclosures contain forward-looking estimates of non-GAAP financial measures, these measures are provided to investors on a prospective basis for the same reasons (set forth above) we provide them to investors on a historical basis. We are generally unable to provide a reconciliation of our forward-looking non-GAAP measures because certain information needed to make a reasonable forward-looking estimate of such non-GAAP measures are difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control and, therefore, is not available without unreasonable efforts. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related expenses, unanticipated settlements, gains, losses and impairments and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.